EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1998 Stock Incentive Plan of Ursus Telecom Corporation and our report dated August 15, 1997, with respect to the financial statements of Ursus Telecom Corporation included in its Registration Statement on Form S-1 No. 333-46197 for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP

Miami, Florida

June 4, 1998